SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2006

PACIFIC CMA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27653	84-1475073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Airgate International Corp., 153-10 Rockaway Blvd.	Jamaica, New York 11434
(Address of Principal Executive Office)	(City and State) (Zip Code)

Registrant’s telephone number, including area code: (212) 247-0049

ITEM 5. Other Events

On August 22, 2006, a Special Meeting of the Company's Stockholders was held.

The Special Meeting of Stockholders was held at 12:00 Noon, local time, at Airgate International Corporation, located at 153-10 Rockaway Boulevard, Jamaica, New York 11434.

The only proposal presented to the stockholders at that meeting was the approval of the Company’s Financing Transaction with Laurus Master Fund, Ltd. (“Laurus”) which included the Company’s issuance of (1) a secured Convertible Promissory Note in the principal amount of $4,000,000 (initially convertible at the rate of $0.88 per share as to $3,750,000 of indebtedness and at $1.05 per share for the $250,000 balance) and (2) warrants to purchase 1,850,000 shares of the Company’s common stock (with exercise prices $1.00 for 1,500,000 shares and $0.88 for 350,000 shares) issued to Laurus.

An aggregate of 18,684,741 shares, representing approximately 67.6% of the Company's 27,634,843 issued and outstanding shares on the record date were present in person or by proxy. A clear quorum was present.

The stockholders in person or by proxy voted their shares as follows on the proposal:

For	Against	Abstain	Approximate Percentage of “For” Votes of All Issued and Outstanding Shares

18,622,306	55,150	7,285	67.4%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CMA, INC.

By:	/s/ Scott Turner
Name: Scott Turner
Title: President

Dated: August 22, 2006